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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-44141, Form S-3 No. 333-40451 and Form S-8 dated October 9,
1997) of Arden Realty, Inc. and in the related Prospectuses of our report dated January 29, 1998 (except for Note 21, as to which the date is February 23,
1998), with respect to the consolidated financial statements and schedule of Arden Realty, Inc. included in this Form 10-K for the year ended December 31, 1997.


                                          /s/ Ernst & Young LLP

Los Angeles, California
March 27, 1998